Exhibit 99.1

TransDigm Group Announces Successful Completion of Additional Term Loan and Declares a Special Cash Dividend of $22.00 Per Share

CLEVELAND, Aug. 23, 2017 /PRNewswire/ — TransDigm Group Incorporated (the “TransDigm Group“) (NYSE: TDG) announced today that its wholly-owned subsidiary, TransDigm Inc., received the funding of an additional term loan of $1,819 million maturing in 2024 at a rate of LIBOR plus 3.00% and repaid in full the existing tranche C term loans, pursuant to an amendment to its existing credit agreement.

The amendment also permits (a) the payment of a special dividend, share repurchase, or combination thereof, in an aggregate amount up to $1,262 million over the next 60 days, and (b) certain additional restricted payments, including to declare or pay dividends or repurchase stock, in an aggregate amount not to exceed $1,500 million over the next twelve months. If any portion of the $1,500 million is not used for dividends or share repurchases over the next twelve months, such amount (not to exceed $500 million) may be used to repurchase stock at any time thereafter.

Accordingly, TransDigm Group announced today that its board of directors has authorized and declared a special cash dividend of $22.00 on each outstanding share of common stock and cash dividend equivalent payments under options granted under its stock option plans. The record date for the special dividend is September 5, 2017 and the payment date for the dividend is September 12, 2017.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, databus and power controls, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces and related components, lighting and control technology, military personnel parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future geopolitical or worldwide events; cyber-security threats and natural disasters; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; our substantial indebtedness; potential environmental liabilities; increases in raw material costs, taxes and labor costs that cannot be recovered in product pricing; risks and costs associated with our international sales and operations; and other risk factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:
Liza Sabol
Investor Relations
(216) 706-2945 ir@transdigm.com